UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2017

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Effective December 7, 2017, the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) appointed Lowell L. Junkins to the position of Acting President and Chief Executive Officer of Farmer Mac.

Mr. Junkins, age 73, has been a member of the Board since June 13, 1996 and Chairman of the Board of Farmer Mac since September 30, 2010. He will continue to serve in those capacities during his tenure as Acting President and Chief Executive Officer.  Mr. Junkins is also an Iowa businessman who operates a public affairs consulting firm and owns and operates Hillcrest Farms in Montrose, Iowa. He previously served as Vice Chairman of the Board from December 5, 2002 to September 30, 2010 and Acting Chairman of the Board from September 15, 2008 to September 30, 2010. Mr. Junkins was appointed to the Board in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997. He was reconfirmed by the Senate on June 3, 2003 and on September 30, 2010. During his tenure on the Board, Mr. Junkins has served on the Board’s Audit Committee, Corporate Governance Committee, Compensation Committee, Finance Committee, and Public Policy Committee. In connection with his appointment as Farmer Mac’s Acting President and Chief Executive Officer, Mr. Junkins will step down from the Corporate Governance and Compensation Committees of the Board but will remain a member of the Public Policy Committee of the Board.

There are no arrangements or understandings between Mr. Junkins and any other persons pursuant to which he was selected as Acting President and Chief Executive Officer of Farmer Mac. There are also no family relationships between Mr. Junkins and any director or executive officer of Farmer Mac, and Mr. Junkins has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Farmer Mac has not entered into any new compensatory arrangements with Mr. Junkins in connection with his appointment as Acting President and Chief Executive Officer of Farmer Mac.

The Board will promptly conduct a search for a new President and Chief Executive Officer, which will include consideration of both internal and external candidates.

Departure of Certain Officers

On December 7, 2017, Timothy L. Buzby was terminated as President and Chief Executive Officer of Farmer Mac, effective immediately, due to violations of company policies that were unrelated to Farmer Mac’s financial or business performance. As a result of the termination, Mr. Buzby’s unvested restricted stock and all unexercised vested and unvested stock appreciation rights were forfeited, and he is not entitled to any severance payments.

Item 8.01 Other Events

On December 7, 2017, Farmer Mac issued a press release announcing the appointment of Mr. Junkins as Acting President and Chief Executive Officer and the termination of Mr. Buzby. A copy of the press release is filed as Exhibit 99 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 Press Release, dated December 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: ________________________________
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: December 7, 2017